                                                                    Exhibit 10.8

                            Summary Description of
                            Equistar Chemicals, LP
                             Salary Deferral Plan

Eligibility:  Officers & certain Key Managers

Eligible participants have the ability to defer up to 50% of base salary and 100% of their annual incentive awards into an income deferral plan. Elections are made on an annual basis. Earnings are credited at a market rate utilizing the Moody's Investment Grade Bond Yield Index. (Baa for Equistar for 1999.)